ING EQUITY TRUST

                                                                 EXHIBIT (h)(29)

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

                                          April 3, 2003


      Pursuant to the Third Amended and Restated Administrative Services Agreement dated August 1, 1998, as amended, between ING Equity Trust and ING Funds Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund VII, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund VII" to Schedule A of the Agreement. The Amended and Restated Schedule A is attached hereto.

      Please signify your acceptance to act as Administrator under the Agreement with respect to ING Principal Protection Fund VII by signing below.

                                          Very sincerely,



                                          Robert S. Naka
                                          Senior Vice President
                                          ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By___________________________
      Michael J. Roland
      Executive Vice President




                                  Tel: 480-477-3000             ING Equity Trust
7337 E. Doubletree Ranch Rd.      Fax: 480-477-2700
Scottsdale, AZ 85258-2034         www.ingfunds.com
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                     FORM OF AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)

                                        LAST CONTINUED/
             SERIES                    APPROVED BY BOARD        REAPPROVAL DATE
             ------                    -----------------        ---------------
ING Principal Protection Fund          July 11, 2002           September 1, 2003
ING Principal Protection Fund II       November 2, 2001        September 1, 2003
ING Principal Protection Fund III      February 26, 2002       September 1, 2003
ING Principal Protection Fund IV       May 24, 2002            September 1, 2003
ING Principal Protection Fund V        August 20, 2002         September 1, 2003
ING Principal Protection Fund VI       November 22, 2002       September 1, 2004
ING Principal Protection Fund VII*     November 22, 2002       September 1, 2004



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*     This Amended and Restated Schedule A will be effective with respect to the
      Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.